                                                                   Exhibit 10.24

                                    TERM NOTE

$500,000.00                                                    Cincinnati, Ohio

                                                              September 23, 1999

       For value received, Zaring National Corporation ("Borrower"), promises to pay to the order of Allen G. Zaring, III, Rollover IRA, Account #70-70-1001-1090870 ("Lender"), at his offices located at 11300 Cornell Park Drive, Suite 500, Cincinnati, Ohio 45242-1825 or such other location as Lender may from time to time designate the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or such lesser amount as may be advanced and outstanding hereunder, together with interest thereon as provided below from the date of disbursement thereof until paid, all in lawful money of the United States of America and in immediately available funds.

1. RATE OF INTEREST. The outstanding principal balance of this Note will bear interest at a rate per annum of the greater of 9 7/8% or 1 5/8% plus the Prime Rate. All interest calculations under this Note will be made based on a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed 25% per annum. As used herein, "Prime Rate" will mean the rate per annum established by PNC Bank, National Association from time to time based upon its consideration of various factors, including money market, business and competitive factors, and it is not necessarily PNC Bank, National Association's most favored interest rate. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when such Prime Rate changes while any indebtedness remains outstanding under this Note, then in each such event the rate of interest payable under the Note will change automatically without notice to Borrower effective the date of such changes.

2. PAYMENTS AND APPLICATION OF PAYMENTS. This Note will be payable to Lender as follows: Accrued interest will be due and payable monthly, commencing on October 23, 1999, and on the 23rd day of each month thereafter until September 23, 2002, on which date the entire outstanding principal balance hereunder and all accrued and unpaid interest will be due and payable.

       Payments received will be applied in the following order: (i) to repayment of any amounts owed to Lender for charges, fees and expenses (including (Attorneys' Fees), (ii) to accrued interest, and (iii) to principal. Additional payments may be made under this Note at any time without premium or penalty but each such payment will be applied in the foregoing order and, to the extent applied to principal, will be applied to installments of principal payable hereunder in the inverse order of maturity.

3. LATE PAYMENTS. Any payment under this Note must be received by Lender by 2:00 p.m. Cincinnati time on a Business Day in order to be credited on such date. If any payment of principal, interest or other amount due under this Note is not paid within 15 calendar days of the date due, Borrower also will pay to Lender a late charge equal to the lesser of 5% of the amount of such payment or $50. The foregoing charge is imposed for the purpose of defraying Lender's expenses incident to the handling of delinquent payments.

4. CHANGE OF CONTROL. Change of control shall mean any transaction or group of transactions after which (i) Allen G. Zaring, III and Anne M. Zaring (together with their respective executors, administrators or heirs in the event of the death of either of them) shall directly or indirectly own less than twenty-five percent (25%) of Zaring National Corporation's issued and outstanding common stock, (ii) another partnership, limited partnership, syndicate or other group which is deemed a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 owns more of Zaring National Corporation's issued and outstanding common stock than is owned directly or indirectly in the aggregate by Allen G. Zaring, III and Anne M. Zaring (together with their executors, administrators or heirs in the event of the death of either of them), or
       (iii) Zaring National Corporation ceases to own all of the issued and outstanding capital stock and have full voting control of Zaring Homes, Inc., and Zaring Holdings, Inc., LLC.

5. EVENTS OF DEFAULT. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any sums, whether principal or interest, when due under this Note, (ii) the occurrence of any Event of Default under the Borrower's $87,500,000 Second Amended and Restated Credit Agreement with PNC Bank, National Association dated June 28, 1999, as amended from time to time hereafter (the "PNC Credit Agreement") and the lapse of any notice or cure period provided with respect to such default, (iii) the repayment of all indebtedness and the satisfaction of all the Borrower's obligations pursuant to the PNC Credit Agreement; (iv) any Change in Control as defined in Section 4 above; or (v) the filing by or against Borrower of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its, his or her property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against Borrower without his, her or its acquiescence therein or thereto at any time, the same is not promptly contested and, within 60 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by Borrower for the benefit of creditors, or Borrower dissolves or is the subject of any dissolution, winding up or liquidation. Immediately and automatically upon the occurrence of any Event of Default hereunder, and without demand or notice of any kind (which are hereby expressly waived):
       (i) the outstanding principal balance hereunder, together with all accrued and unpaid interest thereon will be accelerated and become immediately due and payable, (ii) Borrower will pay to Lender all reasonable costs and expenses (including but not limited to Attorneys'
       Fees) incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced hereby, and (iii) Lender may exercise from time to time any of the rights and remedies available to Lender under applicable law. Upon and after the occurrence of any Event of Default or the maturity of this Note (by acceleration or otherwise), the principal balance under this Note, together with any arrearage of interest, will bear interest until paid in full, whether before or after judgment. Borrower, all other makers, co-signers and indorsers waive presentment, demand, protest, and notice of demand, protest, non-payment and dishonor. Borrower also waives all defenses based on suretyship or impairment of collateral.

6      MISCELLANEOUS.

       6.1 Nothing contained in this Note regarding late charges will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other and any other rights and remedies of Lender hereunder, or under applicable law (including, without limitation, the right to interest, Attorneys' Fees and other expenses).

       6.2 If this Note is executed by more than one person or entity as "Borrower", the obligations of such parties hereunder will be joint and several and, unless otherwise specified herein, each reference to "Borrower" will mean each of such parties individually and all of such parties collectively.

       6.3 This Note will bind Borrower and the heirs, executors, administrators, successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to the "Borrower" and "Lender" will include the respective heirs, administrators, successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this
              Note in whole or in part (but no assignment by the Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this
              Note).

       6.4 If any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision in this Note; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to repayment of this Note, then, at the option of Lender, all of the obligations hereunder will become immediately due and payable.

       6.5 Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of this
              Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this Note in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender. As used in this paragraph, "applicable usury statute" and "applicable law" mean such statute and law in effect on the date hereof, subject to any change therein that results in a higher permissible rate of interest.

       6.6 No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, default or Event of Default or affect any other or subsequent breach, default or Event of Default of the same or a different nature. No waiver of any breach, default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

       6.7 No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

       6.8 If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this
              Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower's obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender's rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any termination, cancellation or discharge of this Note.

       6.9    Time is of the essence in the performance of this Note.

       6.10 This Note has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

       6.11 BORROWER HEREBY IRREVOCABLY AGREES AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO, OR, AT THE OPTION OF LENDER IN ITS SOLE DISCRETION, OF ANY STATE OR FEDERAL COURT(S) LOCATED WITHIN ANY OTHER COUNTY, STATE OR JURISDICTION IN WHICH LENDER AT ANY TIME OR FROM TIME TO TIME CHOOSES IN ITS SOLE DISCRETION TO BRING AN ACTION OR OTHERWISE EXERCISE A RIGHT OR REMEDY, AND BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH IN THE LOAN AGREEMENT ABOVE FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON BORROWER'S ACTUAL RECEIPT THEREOF, POSTAGE PREPAID. NOTHING CONTAINED HEREIN WILL PREVENT LENDER FROM SERVING PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE LOAN AGREEMENT OR ANY ACTUAL OR PROPOSED TRANSACTION OR OTHER MATTER CONTEMPLATED IN OR RELATING TO ANY OF THE FOREGOING.

                                                 ZARING NATIONAL
                                                 CORPORATION


                                                 By:____________________________
                                                 Print Name:  Ronald G. Gratz
                                                 Title:  Chief Financial Officer